Memorandum of Agreement

Made as of the 6 day of May, 2015

BETWEEN

SYNGAS SDN BHD (Company No. 1000493-M), a company incorporated under the laws of Malaysia and having its registered address at **No. 145, 1st Floor, Block 6, Laman Seri Business Park, Persiaran Sukan, Seksyen 13, 40100 Shah Alam, Selangor Darul Ehsan, Malaysia** (hereinafter referred to as **"Syngas"**) of the one part;

AND

SUSGLOBAL ENERGY CORP. (Registration No. 1927160), a corporation existing under the laws of Ontario with its principal business address at 200, Davenport Road, Toronto, Ontario, Canada M5R 1J2 (hereinafter referred to as **"Susglobal Energy Corp."**) of the other part;

In this Agreement, Syngas and Susglobal Energy Corp. shall be collectively referred to as **"Parties"** and each of them as **"Party"**.

RECITALS:

WHEREAS Syngas produces equipment (the **"Existing Equipment"**) that uses an innovative process to produce liquid transportation fuel from plastic waste material (the **"Existing Syngas Process"**) with the Existing Equipment and the Existing Syngas Process being described in more detail in **Schedule 1** attached hereto;

AND WHEREAS a central element of the Existing Syngas Process is the use of the invention (the **"Invention"**) having Malaysian grant number **MY-150550-A** entitled **"Thermal De-Polymerisation Process of Plastic Waste Materials"** for which a patent was granted to Shamsul Bahar Bin Mohd Nor (the **"Original Owner"**) on January 30, 2014 by Intellectual Property Corporation of Malaysia (the **"Patent"**), all as recorded in the copy of the Certificate of Grant of Patent attached hereto as **Schedule 2**;

AND WHEREAS Syngas has acquired all right, title and interest in and to the Intellectual Property (as defined below) employed or used in any manner whatsoever by the Existing Equipment and the Existing Syngas Process, including without limitation, in and to the Patent, and all improvements and

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SYNGAS SDN BHD 1000493-M

elaborations thereof developed by any and all Person(s) to the date hereof (the **"Existing Syngas Intellectual Property"**) in the manner described in **Schedule 3** hereto (the **" License"**);

AND WHEREAS improvements, inventions, discoveries, know-how, elaborations and other intellectual property and proprietary rights related to the Syngas Intellectual Property (hereinbelow defined), including without limitation, the Patent, may be developed by one or more Persons from time to time hereafter (the Existing Syngas Intellectual Property together with such improvements, inventions, discoveries, know-how, elaborations and other intellectual property and proprietary rights being hereinafter referred to at any relevant time as the **"Syngas Intellectual Property"**) and used in equipment, including versions of the Existing Equipment, produced by Syngas hereafter from time to time (each and all such equipment and versions using the Syngas Intellectual Property at any relevant time and from time to time being referred to as the **"Equipment"**);

AND WHEREAS the Patent contemplates the use in the Equipment of a catalyst which is described as solid and limestone (such catalyst, with any improvements, inventions, discoveries, know-how, elaborations and other intellectual property and proprietary rights related to it and included in the Syngas Intellectual Property is referred to herein as the **"Catalyst"** and the Equipment and the Catalyst are collectively referred to as the **"Products"** and each is referred to separately as a **"Product"**;

AND WHEREAS the Parties have determined that it is in the best interest of the Parties for Susglobal Energy Corp. to be permitted to acquire licence to use and exploit the Products from Syngas and the rights to sub-licence the Products to a Person(s) during the Term (as defined below). For the purpose of sub-licensing of the Products, Susglobal Energy Corp. shall notify Syngas of its such intention from time to time for its record. For the avoidance of doubt, the licence and sub-licence rights shall be applicable only in the United States and Canada (hereinafter collectively referred to as the **"Territory"**). The Parties agree that more details in licensing and sub-licensing rights to be stipulated in the definite agreement to be signed later;

AND WHEREAS Susglobal Energy Corp. and/or Syngas or others with which either of them directly or indirectly deal may develop or become aware of improvements, inventions, discoveries, know-how, elaborations and other intellectual property and proprietary rights related to the Syngas Intellectual Property and/or the Products and the Parties intend that such improvements, inventions, discoveries, know-how, elaborations and other intellectual property and proprietary rights related to the Syngas Intellectual Property shall be solely owned by Syngas and become part of the Syngas Intellectual Property;

AND WHEREAS the Parties agree that their best interests will be served by the preservation and protection of the Syngas Intellectual Property including to the extent commercially reasonable by maintaining the confidentiality thereof, by the registration of the Patent and other portions of the Syngas Intellectual Property and by the maintenance of standards of use of the Products and the Syngas Intellectual Property so as to maintain the same in full force and effect for the benefit of the Parties.

NOW THEREFORE in consideration of the premises, the respective covenants and agreements contained herein and one US dollar and one Malaysian ringgit now paid by each of the Parties to the other of the Parties, the Parties agree as follows:

1. **Definitions and Interpretation**

(a) Each of the terms commencing with a capital and used herein has the meaning of that term assigned to it in this Agreement, including in the recitals hereto set out above or in **Schedule 4** hereto.

(b) Rules of interpretation set out in this Agreement shall apply throughout the Agreement. The inclusion of headings is for convenience of reference only and will not affect the construction or interpretation hereof. The use of terms like "including" and "such as" and variations thereof are not intended to be and shall not be interpreted to be limiting to the following list and shall be interpreted as "including, without limitation," and "such as, without limitation". Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders. If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

2. **Right to Licence and Use of the Products**

a) Syngas hereby grants an exclusive licence to Susglobal Energy Corp. to use and exploit the Syngas Intellectual Property including the Products (**"Licence"**) within the Territory. For the avoidance of doubt, the Products could be referred to either only the Equipment or Catalyst or both as Susglobal Energy Corp. shall request in writing from Syngas. The Licence shall be valid for five (5) years commencing from the date of this Agreement and thereafter, may be renewed on every five (5) years during the continuance of this Agreement upon written request from Susglobal Energy Corp. not less than three (3) months from the date of expiry of this Agreement or its renewal date, whichever is applicable. For this Licence purpose, Syngas agrees to allow Susglobal Energy Corp. to sub-licence the rights grants to it under this Agreement to other Person(s) Provided That it shall notify Syngas in writing. Syngas hereby agrees to take all reasonable steps to support and facilitate the registration or other public acknowledgment or notice as may be necessary or desirable in the view of Susglobal Energy Corp. of the Licence in any part of the Territory as and when required to do so. The Parties agree to work in good faith to prepare and enter into definite agreements to be signed at a later stage and arrangements in a timely manner that more clearly delineate the matters referred to in this paragraph.

3. **Obligations on Syngas to Obtain, Licence, Defend and Protect the Syngas Intellectual Property**

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SYNGAS SDN BHD 1000493-M

(a) Syngas agrees to make and maintain the registration of the Syngas Intellectual Property as may be reasonably required for the preservation of the rights it confers to Susglobal Energy Corp., both in the Territory, all at Syngas cost and expense, including undertaking such actions as Susglobal Energy Corp. may reasonably recommend.

(b) Syngas hereby agrees to indemnify, defend and hold Susglobal Energy Corp. harmless against any loss, cost, claim, damage or liability whatsoever incurred by Susglobal Energy Corp. arising out of any infringement on Intellectual Property of any Person whatsoever as a result of the use or exploitation of the Products as provided under this Agreement.

(c) Syngas agrees to use all reasonable efforts to acquire any Intellectual Property that would constitute a necessary or desirable part of the Syngas Intellectual Property. Susglobal Energy Corp. agrees to expend commercially reasonable efforts to assist in the development of such Intellectual Property through use of the Products in the Territory and the acquisition thereof by Syngas, it being confirmed that all such Intellectual Property will become part of the Syngas Intellectual Property and part of the licenced Syngas Intellectual Property contemplated in Section 2(a) hereof.

4. Representations of Syngas

Syngas represents and warrants as follows to Susglobal Energy Corp. and acknowledges that Susglobal Energy Corp. is relying upon such representations and warranties in connection with the entering into of this Agreement:-

(i) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any agreement, written or oral, to which Syngas is a party;

(ii) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation by Syngas of any applicable municipal, provincial or federal law or regulation of any jurisdiction whatsoever;

(iii) this Agreement has been duly and properly executed and delivered by Syngas and is a valid and binding obligations of Syngas, enforceable in accordance with its terms;

(iv) Syngas has the legal capacity to enter into and be bound by this Agreement and has taken all other actions necessary or desirable in connection with or pursuant hereto, and it further certifies that all necessary approvals of directors, shareholders, partners, members or any other Persons otherwise whatsoever have been given to take all actions pursuant hereto; and

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SYNGAS SDN BHD 1000493-M

(v) the execution, delivery and performance of this Agreement by Syngas does not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or violation of or a conflict with, or allow any other person to exercise any rights under any of the terms or provisions of Syngas' constating documents or by-laws, if applicable, or any other contract or agreement.

5. Representations of Susglobal Energy Corp.

Susglobal Energy Corp. represents and warrants as follows to Syngas and acknowledges that Syngas is relying upon such representation and warranties in connection with the entering into of this Agreement:-

i) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any agreement, written or oral, to which Susglobal Energy Corp. is a party;

ii) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation by Susglobal Energy Corp. of any applicable municipal, provincial or federal law or regulation of any jurisdiction whatsoever;

iii) this Agreement has been duly and properly executed and delivered by Susglobal Energy Corp. and is a valid and binding obligations of Susglobal Energy Corp., enforceable in accordance with its terms;

iv) Susglobal Energy Corp. has the legal capacity to enter into and be bound by this Agreement and has taken all other actions necessary or desirable in connection with or pursuant hereto, and it further certifies that all necessary approvals of directors, shareholders, partners, members or any other Persons otherwise whatsoever have been given to take all actions pursuant hereto;

v) the execution, delivery and performance of this Agreement by Susglobal Energy Corp. does not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or violation of or a conflict with, or allow any other person to exercise any rights under any of the terms or provisions of Susblogal's constating documents or by-laws, of applicable, or any other contract or agreement;

6. Collaboration and Cooperation

M.H.

SYNGAS SDN BHD 1000483-M

Notwithstanding anything else herein contained, the Parties confirm their intention to collaborate and cooperate with a view to achieving economic and financial success of the respective businesses of Syngas and Susglobal Energy Corp. to the extent related to the Products and/or the Syngas Intellectual Property.

7. Term and Termination

(a) The term of this Agreement shall be for a period of five (5) years commencing on the date of this Agreement (the "Term") and may be renewed after the expiry of the Term, the details as provided in Clause 2 above.

(b) The Parties agree that in the event of a material breach of any of the terms and provisions of this Agreement by either Party, notwithstanding the provisions of section 7(a) above, the non-breaching Party may terminate this Agreement by giving the other Party sixty (60) days written notice, provided that the said notice shall set forth the breach being claimed as the basis for termination and, if the breaching party cures the breach being claimed within the said sixty (60) days period, the notice of termination shall be void and this Agreement shall continue in full and force and effect. However, if this Agreement is terminated, the breaching party shall comply with the conditions stipulated in the definite agreement to be signed later by the Parties being the consequences of the termination of this Agreement.

(c) The indemnification obligations in this Agreement shall survive termination of this Agreement as shall all liabilities accrued and/or arising under any breach of this Agreement at or prior to the termination of this Agreement.

8. Indemnification

Each of the Parties indemnifies the other from and against all loss, cost, damage or liability whatsoever arising out any breach of the representations, warranties or covenants in this Agreement of the indemnifying Party.

9. Assignment

The rights and obligations of Susglobal Energy Corp. under this Agreement shall not be assigned or transferred or made subject to any Lien to any party without the prior written consent of Syngas, not to be unreasonably delayed or denied, and once approved by Syngas Susglobal Energy Corp. may assign part or all of its rights and obligations hereunder to any purchaser or

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SYNGAS SDN BHD 1000493-M

other user of the Products in the Territory to the extent commercially reasonable in connection with bona fide transactions with and arrangements made by Susglobal Energy Corp. and/or Persons dealing directly or indirectly with Susglobal Energy Corp.

10. Notices

Unless otherwise permitted by this Agreement, all notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been fully given if personally delivered to the party to whom the notice or other communication is directed or, if mailed by prepaid registered mail, on the fifth (5th) business day after the date on which it is so mailed (provided that if there is an interruption in the regular postal service during such period arising out of a strike, walk-out, work slowdown or similar labour dispute in the postal system, all days during such interruption occurs shall not be counted), or, if delivered by e-mail or fax, at the time that an acknowledgement of receipt in reply is sent by the receiving party (and each of the Parties agrees not to unreasonably withhold or delay such acknowledgement):

(a) if to **Syngas**, at: **No. 145, 1st Floor, Block 6, Laman Seri Business Park, Persiaran Sukan, Seksyen 13, 40100 Shah Alam, Selangor Darul Ehsan, Malaysia**
Attention : Mr. Shamsul Bahar Mohd Nor, Chief Executive Officer
E-mail : shamsulmn@syngas.com.my
Fax : 03-5518 1701

(b) if to **Susglobal Energy Corp.**, at: **200 Davenport Road, Toronto, Ontario, Canada, M5R 1J2.**
Attention : President
E-mail : mhazout@susglobalenergy .com and
Fax : 1-416-223-8507

or to such other address as each party may from time to time notify the other of in writing.

11. Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b) to the fullest possible extent, the provisions of this Agreement (including, without limitations, all portions of any paragraphs of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not of themselves in

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SYNGAS SDN BHD 1000493-M

whole invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision which is held to be invalid, illegal or unenforceable.

12. Governing Law

The Parties hereto agree that this Agreement shall be construed and enforced in accordance with the laws in force in Malaysia.

13. Arbitration

Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Singapore by a single arbitrator agreed upon by the Parties or, failing agreement within fifteen (15) days of a request by one Party to the other to accept a proposed arbitrator, by a justice of the High Court of Singapore upon application to such justice or, if such justice will not make such appointment, an arbitrator appointed under the Rules of Arbitration of the International Chamber of Commerce as then in effect. The arbitration shall be conducted in accordance with the rules of the Rules of Arbitration of the International Chamber of Commerce then in effect in English and in Singapore, and judgment upon the award rendered by the arbitrator shall be final and binding upon the Parties hereto. If arbitration is required to enforce or to interpret a provision of this Agreement, or otherwise arises with respect to the subject matter of this Agreement, the prevailing party shall be entitled, in addition to, other rights and remedies that it may have, to reimbursement for its expenses incurred with respect to that action, including court costs and reasonable attorneys' fees at trial, on appeal, and in connection with any petition for review.

14. Modification and Waiver

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15. Confidentiality

The Parties shall take commercially reasonable efforts to ensure the confidentiality of all matters related hereto.

16. Entire Agreement

This Agreement shall supersede and replace any and all prior agreements between the parties hereto respecting the matters set forth herein, and shall constitute the entire agreement between the parties hereto in respect of the matters set forth herein.

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SYNGAS SDN BHD 1006493-M

17. Successors and Assigns

This Agreement shall be binding upon and ensure to the benefit of the Parties hereto and each of their successors and assigns.

****

The remaining of this page is intentionally left blank.

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SYNGAS SDN BHD 1000493-M

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SYNGAS SDN BHD
By SHAMSUL BAHAR MOHD NOR
CEO
Please print name and office held
I have authority to bind the above Corporation
Company Stamp:

SYNGAS SDN BHD
(Company No: 1000493-M)
No. 145, 1st Floor, Block 6,
Laman Seri Business Park,
Persiaran Sukan, Seksyen 13,
40100 Shah Alam, Selangor Darul Ehsan.
Tel: 03-5512 1701 Fax: 03-5518 1701

SUSGLOBAL ENERGY CORP.
By
Marc Hazout, President
Please print name and office held
I have authority to bind the above Corporation
Company Stamp:

Schedule 4 Definitions

a) **"Agreement"** means this agreement and all schedules attached to this agreement, in each case as it or they may be supplemented or amended from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement, and unless otherwise indicated, references to Articles and Sections are to the specified Articles and Sections in this Agreement;

b) **"Business Day"** means any day other than a Saturday, Sunday or statutory holiday in Toronto, Kuala Lumpur and Selangor, Malaysia [Note to draft: select the location of Syngas in Malaysia];

c) **"Liability"** in any indemnification provision includes any and all litigation, charge, complaint, prosecution or other proceedings, including any and all incremental out-of-pocket costs, including, without limitation, all reasonable legal and accounting fees;

d) "Lien" means and includes liens, mortgages, charges, security interests and any other adverse claim to ownership or use whatsoever. claim, demand, action, suit,

e) **"Parties"** means the parties to this Agreement;

f) **"Person"** is to be interpreted broadly and means and includes any individual and any entity whatsoever, whether a corporation, a trust, a partnership or any other form whatsoever given recognition by any Court in any circumstance whatsoever. "Person" includes any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, or any governmental authority such as regulatory bodies, courts and legislative bodies.

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SYNGAS SDN BHD 1000493-M

SYNGAS™

PLASTIC TO DIESEL
CONVERSION MACHINE

THERMAL DE-POLYMERIZATION PROCESS OF PLASTIC WASTE MATERIAL

Syngas RE Sdn Bhd

Corporate Headquarters
No 145,
1st Floor, Block 6
Laman Seri Business Park,
7, Persiaran Sukan,
Seksyen 13,
40100 Shah Alam,
Selangor Darul Ehsan,
MALAYSIA

Telephone:+6 03 5512 1701, +6 03 5513 1701
Fax: +6035518 1701

Email: shamsulmn@syngas.com.my
Website: http://www.syngas.com.my/

Video: https://www.youtube.com/watch?v=F7Br18XKxQI

SYNGAS RE SDN BHD

M.H.
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SYNGAS SDN BHD 1000493-M

The SYNGAS™PLASTIC TO DIESEL CONVERSION TECHNOLOGY was developed by Saham Utama Sdn Bhd in 2009 and further perfected in 2012. It is registered with the Malaysian Commissioner of Patents and Trade Marks (MyIPO) under Malaysia Patent Application No. MY 150550-A; Applicant: Shamsul Bahar Bin Mohd Nor; Title: Thermal De-Polymerization Process of Plastic Waste Materials.

Syngas RE Sdn Bhd is licensed, authorized and empowered to market the SYNGAS™ CONVERSION MACHINE.

The technology only process specific grades of thermoplastic which are Polypropylene, Polyethylene and Polystyrene and, through its defined procedures and parameters, Low Sulfur High Cetane Ultra-Light Diesel Fuel shall be obtained.

The conversion of plastic to fuel process comprised of;

- ✓ Shredded Plastic fed into a Hopper
- ✓ Auger System pushed Shredded Plastic into Extrusion ReactorMachine
- ✓ Shredded Plastic melt and gasified (primary process)
- ✓ Gas flown into Catalyst Chamber
- ✓ Condensed Gas converted into Liquid
- ✓ Liquid reheated in a Re-boiler Unit and gasified (secondary process)
- ✓ Gas flown into Catalyst Chamber
- ✓ Condensed Gas converted into Liquid

In an embodiment, the Depolimerisation process provides a conversion system for producing liquid fuel. The system comprising an Auger Hopper for pushingsolid plastic materialsinto a Twin Screw Extrusion Reactor Machine. The solid plastics will melt at 200°C and gasify at 450°C. This gasification process will turn the molten plastics into hydrocarbon gas. The gas along with the molten will then flow into a Thermal Reactor and further heated to a temperature of 450°C. Inside the Thermal Reactor, an Agitator will enhance the heating process and hydrocarbon gas will flow out into a Catalyst Chamber. The function of the Catalyst is to fasten the cracking of the long Carbon chain into shorter required lengths at 400°C. From the Catalyst Chamber, the short carbon gas will flow up into a Distillation Tower. In the Tower which is compartmentalised with packing trays,the gas temperature will decrease until 150°C. This temperature reduction process will condense the gas into liquid. The liquid will then again be pumped into a Thermal Tank for a reboiling process. In the Thermal Tank, the liquid will be heated again to 350°C which will turn the liquid back into gas. The gas will flow out of the tank and into a Catalyst Chamber where another process to standardise the length of the carbon chain takes place. The regulated carbon gas will flow into a Condenser Tower and the temperature will be reduced. During this process, the gas that flows up through various packing trays will loose its heat and becomes heavier and slowly condensed into liquid. The liquid will be collected in the tank below the tower. This final process will complete the depolimerisation of plastic and convert it into fuel.

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SCHEDULE 1: PROCESS SUMMARY

syngas

M.H.

SYNGAS SDN BHD 1000493-M

Syngas New Generation
Conversion System


1500
750
100
1035
366
368
366
75
1100
850
81
75
700
150
100
125
75
150
812
500
193.02
205
850
280
193.02
149.02
829.51

syngas

M.H.

SYNGAS SDN BHD 1000493-M

Syngas New Generation
Conversion System



144
300
289.4
330
400
200
400
201.5
205
50
ø610 i.d
100
50
100

syngas

M.H.

SYNGAS SDN BHD 1000493-M

Syngas New Generation
Conversion System



1056
506
200
200
300
300
437.5
437.5
600
600
1675
1850



150
994
225
75
875 c/c
1687
1797

M.H.



Syngas New Generation Conversion System

M.H.

Syngas New Generation
Conversion System



M.H.

Syngas New Generation
Conversion System



syngas

SYNGAS SDN BHD 1000493-M

M.H.

Syngas New Generation
Conversion System





Process 1 – Thermal Gasification
(Solid - Molten – Gas – Oil)


Thermal Gasification
- Reactor
Thermal Gasification
- Extruder
Distillation
& Condensation

Process 2 : De-Polymerization Cracking Process (Oil - Gas – Diesel)


Storage Tank
Distillation
& Condensation

Thermal Gasification -Reactors

M.H. SYNGAS SDN BHD 1000493-M

SCHEDULE 3: PROCESS SCHEMATIC AND EQUIPMENT LAYOUT

Syngas Conversion System


Vapor H_2O
Catalyst Chamber
Gas
Molten Plastic
Distillation & Condensation
> 80%
Thermal Gasification - Extruder
Thermal Gasification -Reactor
Diesel Oil Storage

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M.H.

SYNGAS SDN BHD 1000493-M


Providing Plastic Waste Materials (10) in Molten
S101
Providing a Limestone Catalyst (15)
S102
Depolymerizing the Molten Plastic Waste Materials (10) with the Limestone Catalyst (15)
S103
Fracturing depolymerized gaseous product (25) at 390°C
S104
Eliminating aerosols and particles from the depolymerized gaseous products (25)
S105
Fractional distillation & Condensation
S106
Liquid Transportation fuels (20)

Figure 1

SCHEDULE 2: PATENT

MALAYSIA

CERTIFICATE OF GRANT OF A PATENT

In accordance with Section 31 (2) of the Patents Act 1983 a patent for an invention having grant number MY-150550-A has been granted to SHAMSUL BAHAR BIN MOHD NOR, in respect of an invention having the following particulars :

TITLE	: THERMAL DE-POLYMERIZATION PROCESS OF PLASTIC WASTE MATERIALS
FILING DATE	: 22 JULY 2011
PRIORITY DATE	: NONE
NAME OF INVENTOR	: SHAMSUL BAHAR BIN MOHD NOR
PATENT OWNER	: SHAMSUL BAHAR BIN MOHD NOR NO. 11, LORONG SETIAJASA 5 BUKIT DAMANSARA 50490 KUALA LUMPUR MALAYSIA
DATE OF GRANT	: 30 JANUARY 2014
DURATION OF PATENT	: 22 JULY 2011 UNTIL 22 JULY 2031
END OF PROTECTION	: 29 JANUARY 2015 (SUBSEQUENT ANNUAL FEE SHALL FOLLOW AS STATED IN THE SCHEDULE OF FEES AT THE BACK OF THIS PAGE)

Dated this 30 day of JANUARY 2014

(SHAMSIAH BINTI KAMARUDDIN)
for Registrar of Patents
MALAYSIA

M.H.

SYNGAS SDN BHD 1000493-M

(12) MALAYSIAN PATENT	(11) MY - 150550 - A
(21) **Application No. :** PI 2011003443 (22) **Filing Date :** 22 July 2011 (47) **Date of Publication and Grant :** 30 January 2014. (30) **Priority Data :** None (51) **Classification, INT CL⁸ :** C07C 4/06 C08J 11/00 C10J 1/10 C10L 1/02	(56) **Prior Art :** As Per PCT/MY2012/000212 (72) **Inventors :** Shamsul Bahar Bin Mohd Nor (73) **Patent Owner :** Shamsul Bahar Bin Mohd Nor No. 11, Lorong Setiajasa 5 Bukit Damansara 50490 Kuala Lumpur Malaysia (74) **Agent :** Mohan K. C/O Messrs Adastra Intellectual Property Sdn Bhd

(54) **Title : Thermal De-polymerization Process of Plastic Waste Materials**

(57) **Abstract :**

The present invention relates to a process for producing liquid transportation fuel (15) based on plastic waste materials (10), comprising the step of: providing (S101) plastic waste materials (10) in molten form; de-polymerizing (S103) molten plastic waste materials (10) into a reaction chamber using a limestone catalyst (20) at a temperature ranging 420°C to 450°C under normal atmospheric pressure condition of 1 Bar; and introducing (S106) gaseous depolymerized products (25) to a distillation unit thereby allows the gaseous de-polymerized products (25) to be fractionally distilled and condensed into liquid transportation fuels (15).


Providing Plastic Waste Materials (10) in Molten
S101
Providing a Limestone Catalyst (15)
S102
Depolymerizing the Molten Plastic Waste Materials (10) with the Limestone Catalyst (15)
S103
Fracturing depolymerized gaseous product (25) at 390°C
S104
Liminating aerosols and particles from the depolymerized gaseous products (25)
S105
Fractional distillation & Condensation
S106
Liquid Transportation fuels (20)

Figure 1

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PERBADANAN HARTA INTELEK MALAYSIA
INTELLECTUAL PROPERTY CORPORATION OF MALAYSIA
(Diperbadankan)
Unit 1-7 & Mezzanine, Aras 12-19
Tower B, Menara UOA Bangsar
No. 5, Jalan Bangsar Utama 1
59000 KUALA LUMPUR
MALAYSIA

MyIPO

Tel : +603 - 2299 8400
Faks (Fax) : +603 - 2299 8989
Laman Web (Web) : www.myipo.gov.my

APPLICATION NO.	:	PI 2011003443
APPLICANT	:	SHAMSUL BAHAR BIN MOHD NOR
FILING DATE	:	22 JULY 2011
AGENT'S OR APPLICANT'S FILE REF.	:	P/SAHAM/11MY2/TAI
DATE OF MAILING	:	13 DECEMBER 2013

SUBSTANTIVE / ~~MODIFIED SUBSTANTIVE~~ EXAMINATION
CLEAR REPORT - Section 30(1)/30(2)

The Examiner has ~~reported~~ / further reported* that the above application complies with the requirements of the Patents Act 1983 and Patents Regulations 1986. The examination was carried out on the following application documents:

Description:	Pages	1 - 10	filed on	22nd July 2011
Claims:	Pages	11	filed on	7th August 2013
	Pages	12 - 14	filed on	22nd July 2011
Drawings:	Figure	1	filed on	22nd July 2011
Abstract:	Pages	15	filed on	22nd July 2011
	Figure	1	filed on	22nd July 2011

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Date : 13 DECEMBER 2013

(Khairul Syafiq Bin Mohd Shukri)

For Registrar of Patents
khairulsyafiq@myipo.gov.my
03-2299 8849

To : MOHAN K
ADASTRA INTELLECTUAL PROPERTY SDN BHD
A-28-10, MENARA UOA BANGSAR
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MALAYSIA

M.H.
SYNGAS SDN BHD 1000493-M

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M.H.

SYNGAS SDN BHD (1000493-M) SB

Thermal De-polymerization Process of Plastic Waste Materials

FIELD OF INVENTION

The present invention relates to a catalytic thermal de-polymerization process of plastic waste materials. More particularly, relates to the use of a solid catalyst to convert plastic waste materials into high quality liquid fuels at a substantially low temperature without affecting yields thereof.

BACKGROUND OF INVENTION

Increasing awareness on environmental and health-related problems associated with most conventional waste plastics management methods, in which the plastic wastes has generally been burned, buried or landfilled has become a driving force to the scientists and inventors nowadays, to propose more environmentally responsible waste management solutions- pyrolysis and de-polymerization of plastic wastes.

The pyrolysis and de-polymerization processes, unlike current plastic waste disposal methods, however, have successfully recovered resources, crude oils and/or natural gas of

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M.H.

SYNGAS SDN BHD 1000493-M

particular, from the plastic wastes. Such waste management solutions thereby provide opportunities for the complete reuse of plastic wastes instead of degradation of such wastes in nature, where problems associated with the increasingly volume of plastics disposed in landfills remain unsolved.

An example relating to pyrolysis of waste plastic materials includes U.S prior art document, US2003047437 (A1) which teaches a two-stage pyrolysis process, in which shredded plastic wastes are initially melted and pyrolyzed into hydrocarbon oils by means of entrained inert gas from a fluidized bed with hot circulating grainy inert heat carrier at a temperature between 300°C and 600°C. In the subsequent step, untransformed waste plastics, the heat carriers, and the entrained inert gas are separated from pyrolysis products and are subjected to the fluidized bed, where pyrolysis is completed. Pyrolysis products from the first stage and second stage are thereafter fractionated and condensed into liquid transportation fuels.

Such waste plastics pyrolysis process, as understood by one skilled in the art, has successfully alleviated limitations generally observed in fluidized bed process, for example, back mixing of pyrolysis products, non-uniformity of the fluidized

M.H.

SYNGAS SDN BHD 1000493-M

bed, and more importantly low yield of valuable aromatic and high molecular hydrocarbons. However, this technology is relatively expensive since it is a multistep stage process and requires high temperature and high pressure conditions to completely decompose the plastic wastes into hydrocarbon oils. Furthermore, additional step such as removal of coke deposited on the fluidized bed by means of combustion at a temperature between 600°C and 900°C is required and thus contributes to a high maintenance cost.

Accordingly, thermal catalytic de-polymerization process of plastic wastes to obtain its original monomers under a milder thermal condition is rather preferred than any pyrolysis methods in the art. An example of such thermal catalytic de-polymerization process includes U.S Patent Application No. 5369215. This prior document discloses the use of metallic salt catalyst in depolymerization process of waste plastic derived from waste tires and rubbers, preferably which has been exposed to ozone, under a condition of elevated temperature and reduced pressure. Although the ozonized polymers are susceptible to heat, and thus allows the plastic wastes can be completely decomposed in a substantially low temperature, the deleterious effects of the ozone gaseous should not be neglected.

M.H.

Therefore, it is the primary object of the present invention to overcome the aforementioned limitations associated in conventional plastic waste management methods by providing an environmentally acceptable and economically viable thermal de-polymerization process of plastic wastes.

It is yet another object of the present invention to provide a novel catalyst that allows the plastic depolymerization process to be conducted at a substantially low reaction temperature, particularly at a temperature of lower than 460°C while not affecting yields thereof.

It is yet another object of the present invention to provide a thermal de-polymerization process that can recover high-quality liquid transportation fuels from plastic waste materials without formation of by-products, especially carbonaceous substances or cokes.

SUMMARY OF INVENTION

In one aspect of the present invention, a thermal de-polymerization process involves the use of limestone catalyst to catalytically enhance decomposition of waste plastic materials to their constituent monomers, which in turn are

readily convertible into liquid transportation fuels at a temperature of below 460°C under normal atmospheric pressure condition, is provided.

Said thermal de-polymerization process preferably comprising the steps of: providing waste plastic materials in molten form; de-polymerizing the molten waste plastic materials into a reaction chamber using a limestone catalyst at a temperature ranging from 420°C to 450°C range at normal atmospheric pressure condition of 1 Bar; and introducing gaseous de-polymerized products to a distillation unit thereby allows the de-polymerized products to be fractionally distilled and condensed into liquid transportation fuel.

It is noted that the limestone catalyst of the present invention is a sintered product resulted from a solid composition comprising aluminum oxide (Al_2O_3) ranging from 39% to 41%; calcium oxide (CaO) ranging from 30% to 32%; silicone oxide (SiO) ranging from 0.09% to 0.12%; and magnesium oxide ranging from 0.01% to 0.03%.

BRIEF DESCRIPTION OF THE DRAWINGS

Figure 1 is a flow chart illustrating the thermal de-polymerisation process of waste plastic materials so as to obtain liquid hydrocarbons therefrom, particularly transportation fuels in details.

DETAILED DESCRIPTION OF THE INVENTION

Further understanding of the object, construction, characteristics and functions of the invention, a detailed description with reference to the embodiments is given in the following.

The present invention relates to a process (100) for thermal depolymerization of waste materials, particularly plastic waste materials (10), into liquid transportation fuel (15) with the use of limestone (20) as a catalyst. The waste plastic materials (10) as described herein referred to municipal and/or industrial wastes made of, include but not limited to, polyethylene, polypropylene and polyvinyl chloride.

In one embodiment of the present invention, the limestone catalyst (20) is resulted by means of sintering a solid composition comprising aluminum oxide (Al_2O_3) ranging from 39% to 41%; calcium oxide (CaO) ranging from 30% to 32%; silicone oxide (SiO) ranging from 0.09% to 0.12%; and magnesium oxide ranging from 0.01% to 0.03%. More preferred the solid composition comprises 40.6% ±0.1 aluminum oxide (Al_2O_3); 31.7%±0.1 calcium oxide (CaO); 0.15%±0.01 silicone oxide (SiO); and 0.03±0.01 magnesium oxide (MgO).

It is noted that, in addition to enhancing the depolymerization process, such limestone catalyst (20) allows plastic waste materials to be totally depolymerized into higher olefins (C_4-C_{25}) at a low temperature, preferably at temperature of below 460° under normal atmospheric pressure condition of 1 Bar. As understood, carbonization process, which leads to formation of decomposed residues or coke crystals and unacceptable environmental hazards, for example, greenhouse gases, dioxins and furans, can be suppressed with such substantially low operating temperature. Thermal depolymerization of plastic waste materials alongside with said limestone catalysts, therefore, has undoubtedly rendered the technology more economically viable and environmentally acceptable.

M.H.

SYNGAS SDN BHD 1000493-M

Figure 1 provides the thermal depolymerization process of plastic waste materials (10) into valuable chemicals, particularly liquid transportation fuels (20) in details. Said method involves the step of depolymerizing (S103) a molten form of plastic waste materials (10) in a reaction chamber having a limestone catalyst (15) of the present invention included therein, at a temperature ranging 420°C to 450° under normal atmospheric pressure condition of 1 Bar. It is noted that the molten plastic waste materials (10) can be prepared by heating (S101) solid plastic wastes (10) at a temperature of below 250°C in a heated chamber. The solid plastic wastes (10) may be shredded and water content thereof is eliminated prior to being subjected to a hot melt extruder (S101).

As mentioned earlier, the limestone catalyst (15) is resulted from the step of sintering (S102) a solid composition a solid composition comprising aluminum oxide (Al_2O_3) ranging from 39% to 41%; calcium oxide (CaO) ranging from 30% to 32%; silicone oxide (SiO) ranging from 0.09% to 0.12%; and magnesium oxide ranging from 0.01% to 0.03%. In accordance to the preferred embodiment, solid composition comprises 40.6% ±0.1 aluminum oxide (Al_2O_3); 31.7%±0.1 calcium oxide (CaO); 0.15%±0.01 silicone oxide (SiO); and 0.03±0.01 magnesium oxide (MgO) is

M.H.

pulverized and sintered (S102) to form the limestone catalyst (15) of present invention.

The depolymerization products (25), preferably a mixture of gaseous hydrocarbons, are then subjected to a distillation unit whereby allows the gaseous hydrocarbons (25) to be fractionally distilled and condensed (S106) into liquid transportation fuels (20) such as fuel diesel, kerosene and gasoline. The mixture of gaseous hydrocarbons (25) is preferably fractured (S104) at temperature ranging from 420°C to 450°C under normal atmospheric pressure condition of 1 Bar before the distillation process (S106). In order to have a better yield of high quality liquid fuels, a cleaning step (S105) to eliminate aerosols and particles carried by the depolymerized hydrocarbons (25) is provided. Said cleaning step (S105) preferably includes the step of guiding depolymerized hydrocarbons (25) into a pressure secure container through a high speed cyclone, thereby removing undesirable substances thereof prior to being distilled.

As discussed above, the depolymerization process (100) of the present invention not only can decompose plastic-derived waste materials (10) at a temperature ranging 420°C to 450°C with a cost-effective catalyst, but high quality motor vehicle fuels

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SYNGAS SDN BHD 1000493-M

M.H.B

(20) having a cetane number of above 55 and sulfur PPM of between 0 and 50 have also been successfully recovered from waste plastic materials (10).

Although the present invention has been described with reference to the preferred embodiments and examples thereof, it is apparent to those skilled in the art that a variety of modifications and changes may be made without departing from the scope of the present invention which is intended to be defined by the appended claims.

Claim

1. A process for producing liquid transportation fuel (15) based on plastic waste materials (10) comprising the steps of:
providing waste plastic materials (10) in molten form;
de-polymerizing the molten plastic waste materials (10) into a reaction chamber using a limestone catalyst (20) at a temperature of lower than 460 °C under normal atmospheric pressure condition of 1 Bar; and
introducing gaseous de-polymerized products (25) into a distillation unit thereby allows the de-polymerized products (25) to be fractionally distilled and condensed into liquid transportation fuels (15).

2. A process for producing liquid transportation fuel (15) based on plastic waste materials (10) as claimed in Claim 1, wherein said limestone catalyst (20) is resulted from sintering a solid composition comprising aluminum oxide (Al_2O_3), calcium oxide (CaO), silicone oxide (SiO) and magnesium oxide (MgO).

3. A process for producing liquid transportation fuel (15) based on plastic waste materials (10) as claimed in Claim 2, wherein said solid composition preferably comprising aluminium

(Al_2O_3) ranging from 39% to 41%; calcium oxide (CaO) ranging from 30% to 32%; silicone oxide (SiO) ranging from 0.09% to 0.12%; and magnesium oxide ranging from 0.01% to 0.03%.

4. A process for producing liquid transportation fuel (15) based on plastic waste materials (10) as claimed in Claim 2, wherein said solid composition, more preferably, comprising 40.6% ±0.1 aluminum oxide (Al_2O_3); 31.7%±0.1 calcium oxide (CaO); 0.15%±0.01 silicone oxide (SiO); and 0.03±0.01 magnesium oxide (MgO).

5. A process for producing liquid transportation fuel (15) based on plastic waste materials (10) as claimed in Claim 2, wherein said solid composition has been pulverized prior to the sintering step.

6. A process for producing liquid transportation fuel (15) based on plastic waste materials (10) as claimed in Claim 1, wherein step of providing molten plastic waste materials (10) comprising the steps of:

eliminating water content enclosed in solid plastic wastes (10);

shredding the dried solid plastic wastes (10) into pieces; and

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heating the dried and shredded solid plastic wastes (10) at a temperature of below 250°C in a heated chamber.

7. A process for producing liquid transportation fuel (15) based on plastic waste materials (10) as claimed in Claim 1, wherein said step of de-polymerizing of molten plastic waste materials (10) is preferably conducted at a temperature ranging from 420°C to 450°C under normal atmospheric pressure condition of 1 Bar.

8. A process for producing liquid transportation fuel (15) based on plastic waste materials (10) as claimed in Claim 1, wherein further comprising the steps of fracturing the gaseous de-polymerized products (25) at a temperature ranging from 420°C to 450°C under normal atmospheric pressure condition of 1 Bar prior to being subjected to the distillation unit.

9. A process for producing liquid transportation fuel (15) based on plastic waste materials (10) as claimed in Claim 1, wherein further comprising the step of eliminating aerosols and particles carried by the de-polymerized gaseous products (25) before the distillation step.

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MH.

SYNGAS SDN BHD 1000493-M

10. A process for producing liquid transportation fuel (15) based on plastic waste materials (10) as claimed in Claim 8, wherein the undesirable substances of the de-polymerized gaseous products (25) can be eliminated by means of guiding the de-polymerized gaseous products (25) into a pressure secure container through a high speed cyclone.

11. A process for producing liquid transportation fuel (15) based on plastic waste materials (10) as claimed in Claim 1, wherein said liquid transportation fuel (15) characterized in that having a cetane number of above 55 and sulfur PPM of between 0 and 50.

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M.H.

SYNGAS SDN BHD 1000483-M

ABSTRACT

Thermal De-polymerization Process of Plastic Waste Materials

The present invention relates to a process for producing liquid transportation fuel (15) based on plastic waste materials (10), comprising the step of: providing (S101) plastic waste materials (10) in molten form; de-polymerizing (S103) molten plastic waste materials (10) into a reaction chamber using a limestone catalyst (20) at a temperature ranging 420°C to 450°C under normal atmospheric pressure condition of 1 Bar; and introducing (S106) gaseous de-polymerized products (25) to a distillation unit thereby allows the gaseous de-polymerized products (25) to be fractionally distilled and condensed into liquid transportation fuels (15).

Most Illustrative Drawing: **Figure 1**